SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):

June 28, 2011

CHINA NUVO SOLAR ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-48746	87-0567853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

319 Clematis Street, Suite 703

West Palm Beach, Florida 33401

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code:  (561) 514-9042

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

On June 28, 2011, the Company filed a Certificate of Amendment to Certificate of Designations for its Series A Preferred Stock whereby the Company and the holders of the Series A Preferred stock agreed to extend the Mandatory Conversion date for the Series A Preferred Stock to June 28, 2014.  Additionally, the Company and the holders of the Series A Preferred Stock amended the Conversion formula, whereby the shares of preferred stock convert to an amount of shares of common stock that are equal to (i) 100% of the Stated Value divided by (ii) 50% of the average of the three lowest day closing bid prices of the Company’s common stock for the 10 trading days immediately preceding the Mandatory Conversion Date (the “Conversion Shares”).

A copy of the Certificate of Amendment to Certificate of Designation of Series A Preferred Stock is attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to Designation of Series A Preferred Stock (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NUVO SOLAR ENERGY, INC.
Date: July 1, 2011	By: /s/ Barry S. Hollander Barry S. Hollander, Principal Accounting Officer

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